SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __ )

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☐ Soliciting Material Pursuant to §240.14a-12

TEKELEC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMMON STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
PROPOSAL 2 — APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
2005 EMPLOYEE STOCK PURCHASE PLAN
PROXY CARD

TEKELEC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 13, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the “Annual Meeting”) of Tekelec, a California corporation (the “Company”), will be held Friday, May 13, 2005, at 9:00 a.m., local time, at the Company’s offices located at 5200 Paramount Parkway, Morrisville, North Carolina 27560, for the following purposes, each as more fully described in the attached Proxy Statement:

          1. To elect seven directors to serve for the ensuing year. The names of the nominees intended to be presented for election are: Robert V. Adams, Jean-Claude Asscher, Daniel L. Brenner, Mark A. Floyd, Martin A. Kaplan, Frederick M. Lax and Jon F. Rager.

          2. To approve the Company’s 2005 Employee Stock Purchase Plan.

          3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only record holders of Common Stock at the close of business on March 24, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, in order to ensure your representation at the Annual Meeting, please mark, sign and date the enclosed proxy and promptly return it in the postage-prepaid envelope provided. Any shareholder of record attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

By Order of the Board of Directors

Ronald W. Buckly
Corporate Secretary

Calabasas, California
April 8, 2005

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

TEKELEC

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Tekelec (“Tekelec” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Friday, May 13, 2005, at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s offices located at 5200 Paramount Parkway, Morrisville, North Carolina 27560.

     These proxy solicitation materials are first being mailed on or about April 14, 2005 to all shareholders entitled to vote at the Annual Meeting.

     Only shareholders of record at the close of business on March 24, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 65,662,784 shares of the Company’s Common Stock were issued and outstanding.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     Every shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled (one vote per share of Common Stock), or distribute such votes on the same principle among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than seven candidates. However, no shareholder may cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice, at the Annual Meeting prior to the voting, of such shareholder’s intention to cumulate votes. The seven candidates receiving the highest number of votes will be elected. On all other matters, each share of Common Stock has one vote. Except as otherwise required by law or the Company’s Articles of Incorporation, the affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively must also constitute at least a majority of the required quorum) is required for the approval of such other matters.

     Abstentions are included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Shares represented by “broker non-votes” (i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the brokers or nominees are not empowered to vote on a particular proposal) will also be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be treated as shares present or represented and entitled to vote with respect to that matter (even though such shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The cost of this solicitation will be borne by the Company. The Company has retained the services of D. F. King & Co., Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is $10,000 plus out-of-pocket expenses. Although there are no formal agreements to do so, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation.

Deadline for Receipt of Shareholder Proposals

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company’s annual meeting of shareholders to be held in 2006 (the “2006 Annual Meeting”) must be received by the Company no later than December 9, 2005 in order that they may be included in the proxy statement and form of proxy relating to that annual meeting. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the 2006 Annual Meeting, unless the Company receives written notice of such matters on or before February 28, 2006; provided, however, that if the date of the 2005 Annual Meeting is more than 30 days before or after the anniversary date of the 2005 Annual Meeting, the Company must receive written notice of such matters within a reasonable time before the Company begins to print and mail its proxy materials. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary of the Company via certified mail, return receipt requested, in order to ensure timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for May 13, 2005.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

     A board of seven directors will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and such time as his successor is duly elected and qualified, or until his earlier resignation, removal or death.

     The names of the nominees, and certain information about them, are set forth below:

Name	Age	Position(s) with the Company	Director Since
Jean-Claude Asscher	76	Chairman of the Board	1972
Robert V. Adams	73	Director	1991
Daniel L. Brenner	53	Director	1990
Mark A. Floyd	49	Director	2004
Martin A. Kaplan	67	Director	2003
Frederick M. Lax	52	Director, Chief Executive Officer and President	2003
Jon F. Rager	65	Director	1981

     Mr. Asscher has been a director of the Company and Chairman of the Board since 1972. He served as President of the Company from October 1975 to June 1982 and as Vice President from July 1972 to May 1973. He has been the principal shareholder of Techniques & Produits, S.A. (formerly Tekelec-Airtronic, S.A.), a French electronics company, since he founded that company in 1961 and served as its President until 2003. Mr. Asscher currently serves as a director and is a shareholder of Airtek S.A., a Belgium holding company that acquired Martec S.A., a French electronics systems manufacturer, from Tekelec-Airtronic, S.A. in 2003 and that is presently the principal shareholder of Temex S.A., a Europe-based electronic components manufacturer. Mr. Asscher also serves as a director and Chairman of the Board of Directors of Ixia and serves on the boards of directors of several privately held technology companies.

     Mr. Adams has been a director of the Company since December 1991. Since September 1999, Mr. Adams has served as President and Chief Executive Officer of RV Adams Capital Management, a private venture capital investment company.

     Mr. Brenner has been a director of the Company since May 1990. Mr. Brenner served as Vice President, Law and Regulatory Policy for the National Cable Television Association (NCTA) from June 1992 until August 1999 when he became Senior Vice President, Law and Regulatory Policy of the NCTA (in 2001, the NCTA changed its name to National Cable & Telecommunications Association).

     Mr. Floyd has been a director since October 2004. Mr. Floyd has served as the Chief Executive Officer and President of Entrisphere, a telecommunications equipment manufacturer, since its formation in August 2002. From April 2001 until February 2002, Mr. Floyd served as President and Chief Executive Officer of Siemens Information and Communications Networks U.S. Mr. Floyd served as Chairman of the Board, President and Chief Executive Officer of Efficient Networks, Inc., a developer and vendor of broadband access equipment, from 1993 until April 2001 when the company was acquired by Siemens.

     Mr. Kaplan has been a director since June 2003. Mr. Kaplan also is a director and Chairman of the Board of Directors of JDS Uniphase Corporation and a director of Redback Networks and Superconductor Technologies Inc. Mr. Kaplan is also a member of the boards of directors of several privately held companies.

     Mr. Lax joined Tekelec as Executive Vice President and Chief Operating Officer in February 2001 and served in such capacities until February 2003 when he became Chief Executive Officer, President and a director of the Company. He assumed the additional position of Chairman of the Board of Directors of Santera Systems Inc. in June 2003. From October 2000 until joining the Company, Mr. Lax was employed by Lucent Technologies as Vice President and General Manager, Messaging Solutions Group. From 1974 until October 2000, Mr. Lax held various executive positions at Lucent

Technologies and AT&T with responsibility for product and business management, software technology, global product development and global customer support operations.

     Mr. Rager became a director of the Company in October 1975, resigned in September 1979 and was re-elected in January 1981. Since 1975, Mr. Rager has been a practicing accountant with, and President of, RBDM Rager Meyer Accountancy Corporation (and its predecessors). Mr. Rager also serves as a director of Ixia.

     There is no family relationship between any director or executive officer of the Company and any other director or executive officer of the Company except that Mr. Brenner and the spouse of Ronald W. Buckly, the Company’s Senior Vice President, Corporate Affairs and General Counsel, are first cousins.

Information Regarding the Board of Directors and its Committees

     The Board of Directors held a total of 13 meetings during 2004 and acted ten times by unanimous written consent. The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Corporate Development Committee. During 2004, each director of the Company attended at least 75% of all Board and applicable Committee meetings other than Mr. Floyd, who joined the Board in October 2004 and attended two of three Board meetings held during 2004 following his appointment to the Board.

     The Board has affirmatively determined that each member of the Board of Directors other than Messrs. Kaplan and Lax is independent as defined under the criteria established by Nasdaq for independent board members.

     The Company strongly encourages members of its Board of Directors to attend the Company’s annual meetings of shareholders. All Board members attended the Company’s 2004 annual meeting.

     Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibilities for financial matters. The Audit Committee is currently comprised of Messrs. Adams, Brenner and Rager (Chairman), each of whom is “independent” under current Nasdaq stock market listing standards and Securities and Exchange Commission (“SEC”) rules. In addition, the Board of Directors has determined that Jon F. Rager qualifies as an audit committee financial expert within the meaning of applicable SEC regulations and that each member of the Audit Committee is financially literate for purposes of the Nasdaq listing standards. During 2004, the Audit Committee met 14 times and acted once by unanimous written consent. The Audit Committee assists the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent registered public accountants, (iii) the performance of the Company’s internal audit function and independent registered public accountants, (iv) the integrity of the Company’s systems of internal accounting and financial controls and (v) the Company’s compliance with legal and regulatory requirements. The Audit Committee has sole authority for selecting, evaluating and, when appropriate, replacing the independent registered public accountants and meets privately, outside the presence of management, with the independent registered public accountants to discuss the Company’s internal accounting control policies and procedures. The Committee also reviews and approves in advance the services provided and fees charged by the Company’s independent registered public accountants. The Audit Committee has a written charter approved by the Board, a copy of which was attached as Appendix A to the Proxy Statement for last year’s Annual Meeting of Shareholders.

     Compensation Committee. The Compensation Committee is currently comprised of Messrs. Brenner (Chairman), Floyd and Rager, each of whom is “independent” under current Nasdaq stock market listing standards. Mr. Kaplan serves as an ex officio member of the Compensation Committee. During 2004, the Compensation Committee met 13 times and acted twice by unanimous written consent. The Compensation Committee is responsible for overseeing and advising the Board with respect to the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans. In addition, the Compensation Committee administers the Company’s stock option plans (other than the stock option plans for the Company’s non-employee directors), including determining the persons to whom options are granted and the terms of such options, and recommends to the Board the compensation paid to directors for Board and committee service. The Compensation Committee also has responsibility for approving the compensation of the Company’s executive officers other than the Chief Executive Officer and recommending the compensation of the Company’s Chief Executive Officer. The Compensation Committee has a written charter approved by the Board, a copy of which was attached as Appendix B to the Proxy Statement for last year’s Annual Meeting of Shareholders.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Adams (Chairman) and Brenner, and during 2004, met four times and acted once by unanimous written consent. Messrs. Adams and Brenner are “independent” under current Nasdaq stock market listing standards. Mr. Kaplan serves as an ex officio member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company and as members of committees of the Board; advising the Board with respect to Board composition, procedures, committees and related matters; developing and recommending to the Board, and advising the Board with respect to, Corporate Governance Guidelines applicable to the Company; and overseeing the review and evaluation of the Board’s performance. The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants. During 2004, the Committee retained independent consultants to advise the Committee with respect to Board composition, to assist the Committee in identifying qualified individuals to be considered for appointment to the Board and to provide guidance to the Committee and the Board in connection with the evaluation of the performance of members of the Board and its committees. The Charter of the Nominating and Corporate Governance Committee was attached as Appendix C to the Proxy Statement for last year’s Annual Meeting of Shareholders and is also available on the Company’s website (www.tekelec.com).

     The Nominating and Corporate Governance Committee recommends to the Board the slate of directors to be elected at the annual meeting of the Company’s shareholders. The Nominating and Corporate Governance Committee considers candidates for director nominees recommended by directors, officers and the shareholders of the Company. The Committee may retain recruiting professionals to identify and evaluate director candidates. The Committee discusses the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. In evaluating director candidates, the Committee considers factors that are in the best interests of the Company and its shareholders, including, among others, the knowledge, experience, integrity and judgment of possible candidates for nomination as directors; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; and each candidate’s ability to devote sufficient time and effort to his/her duties as directors. There are no stated minimum criteria for director nominees.

     Shareholders wishing to recommend a director candidate may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Tekelec,

26580 West Agoura Road, Calabasas, California 91302: (i) name of the candidate and a summary of the candidate’s background and qualifications; (ii) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (iii) a signed statement as to the recommending shareholder’s current status as a shareholder and the number of shares of Tekelec Common Stock currently held.

     The Nominating and Corporate Governance Committee makes a preliminary assessment of each proposed nominee based upon the candidate’s background and qualifications, an indication of the individual’s willingness to serve and other information. This information is evaluated against the criteria described above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidates, those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominees to recommend to the Board to submit for election at the next annual meeting. The Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

     The Nominating and Corporate Governance Committee did not receive any director nominations from any shareholder requesting that the Committee consider a candidate for inclusion in the slate of nominees in the Company’s Proxy Statement for the Annual Meeting. Any shareholder desiring to present a nomination for consideration by the Nominating and Corporate Governance Committee prior to our 2006 Annual Meeting must do so prior to December 1, 2005, in order to allow adequate time to properly consider the nominee.

     Corporate Development Committee. The Corporate Development Committee, whose members currently comprise Messrs. Adams, Floyd, Rager, Kaplan (Chairman) and Lax (ex officio) and Danny Parker (ex officio), met three times during 2004. The Corporate Development Committee assists and advises the Company’s management with respect to corporate development alternatives outside the ordinary course of the Company’s business and strategic alternatives under consideration from time to time by the Company.

Compensation of Directors

     During 2004, the Company paid each non-employee director a quarterly retainer of $5,500 (except the Chairman of the Board who is paid $8,000), plus $2,000 for attending a Board of Directors’ meeting in excess of four hours and $1,000 for attending a Board of Directors’ meeting of four hours or less. In addition, each member of the Compensation Committee received $1,250 per quarter (except the Committee’s Chairman who was paid $4,000) and $400 for attending a Compensation Committee meeting . Each member of the Audit Committee received $2,000 per quarter (except the Committee’s Chairman was paid $5,000) and $800 for attending an Audit Committee meeting. Each member of the Nominating and Corporate Governance Committee received $1,000 per quarter (except the Committee’s Chairman who was paid $1,500) and $400 for attending a Nominating and Corporate Governance Meeting. Each member of the Corporate Development Committee received $1,000 per quarter (except the Committee’s Chairman who was paid $1,500) and $1,000 for attending a meeting of at least four hours and $400 for meetings less than four hours. The total amount of cash compensation paid to non-employee directors for 2004 was approximately $374,000.

     Effective April 1, 2005 , the Company pays to each non-employee director a quarterly retainer of $12,500, plus $2,000 for attending a Board of Directors’ meeting in excess of four hours and $1,000 for attending a Board of Directors’ meeting of four hours or less. In addition, each member of the

Compensation Committee receives $1,250 per quarter (except the Committee’s Chairman who is paid $4,000) and $750 for attending a Compensation Committee meeting. Each member of the Audit Committee receives $2,000 per quarter (except the Committee’s Chairman who is paid $5,000) and $800 for attending an Audit Committee meeting. Each member of the Nominating and Corporate Governance Committee receives $1,000 per quarter (except the Committee’s Chairman who is paid $1,500) and $750 for attending a Nominating and Corporate Governance Meeting. Each member of the Corporate Development Committee receives $1,000 per quarter (except the Committee’s Chairman who is paid $1,500) and $1,000 for attending in person or telephonically a meeting of at least four hours and $750 for meetings less than four hours.

     The Company also reimburses all directors for reasonable expenses incurred in connection with attending Board and Committee meetings.

     Directors who are not employees of the Company are ineligible to participate in the Company’s stock option plans for employees. Under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”), each non-employee director elected at the 2004 Annual Meeting received an option to purchase 10,000 shares of the Company’s Common Stock. Such options have an exercise price equal to the closing sales price of the Common Stock on the date of grant (i.e., $15.89), vest in four equal quarterly installments as long as the holder remains a non-employee director of the Company, and terminate as to each vested installment four years after vesting.

     Upon his appointment to the Board in October 2004, Mr. Floyd received an option under the Director Plan to purchase 30,833 shares of the Company’s Common Stock. Such options have an exercise price equal to the closing sales price of the Common Stock on the date of grant (i.e., $18.76), vest in eight equal quarterly installments as long as Mr. Floyd remains a non-employee director of the Company, and terminate as to each vested installment four years after vesting.

     Upon their re-election to the Board at the Annual Meeting, each of Messrs. Adams, Asscher, Brenner, Floyd, Kaplan and Rager will automatically be granted options to purchase 10,000 shares of the Company’s Common Stock in accordance with the Director Plan. The exercise price of options granted under the Director Plan will be 100% of the fair market value of the Company’s Common Stock on the date of the Annual Meeting. The options will vest in four equal quarterly installments over one year as long as the holder remains a non-employee director of the Company. The options will terminate as to each vested installment four years after vesting and will remain exercisable as to such vested installments for the entire four-year period even if such director thereafter ceases for any reason to serve as a non-employee director of the Company.

Shareholder Communications with the Board of Directors

     The Board of Directors has implemented a process by which the Company’s shareholders may send written communications to the Board’s attention. Any shareholder wishing to communicate with the Board, any of its Committees, or one or more of its individual directors, regarding Tekelec may do so by sending a letter addressed to the Tekelec Board of Directors, the particular Committee or the individual director(s), c/o Tekelec Corporate Secretary, 26580 West Agoura Road, Calabasas, California 91302. The Board has instructed the Corporate Secretary to promptly forward all communications so received directly to the full Board, the Committee or the individual Board members specifically addressed in the communication.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee is comprised solely of directors who are independent under current Nasdaq stock market listing standards and who meet applicable financial experience requirements. The Audit Committee operates pursuant to a Charter, a copy of which was attached as Appendix A to the Proxy Statement for last year’s Annual Meeting of Shareholders.

     The Audit Committee is responsible for overseeing management’s financial reporting practices and internal controls. Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including internal controls, and is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the preparation and integrity of the Company’s financial statements and its financial reporting and control processes and procedures, including its system of internal controls and its disclosure controls and procedures. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, PricewaterhouseCoopers LLP is responsible for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with the Company’s management and PricewaterhouseCoopers LLP. The Audit Committee discussed with the Company’s management and with PricewaterhouseCoopers LLP their judgments as to both the quality and the acceptability of the Company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of the disclosures in the financial statements. During 2004, the Audit Committee also monitored the progress and results of the testing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 of the Company’s internal control over financial reporting. As part of its oversight responsibilities, the Audit Company met with the Company’s internal auditor and the Company’s independent registered public accounting firm, separately and together and with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control over financial reporting and the quality of the financial reporting process.

     The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, as well as such other matters as are required to be discussed by PricewaterhouseCoopers LLP with the Audit Committee under the standards of the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PricewaterhouseCoopers LLP matters relating to its independence from the Company.

     Management and PricewaterhouseCoopers LLP have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Company’s independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in conformity with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

     Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. The Audit Committee has also approved, subject to ratification by the Company’s shareholders, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005.

AUDIT COMMITTEE

Jon F. Rager, Chairman
Robert V. Adams
Daniel L. Brenner

COMMON STOCK OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 1, 2005 by (i) each person who is known to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table on page 14 and (iv) all current directors and executive officers of the Company as a group:

Name of Beneficial Owner(1)	Shares Beneficially Owned		Percent of Class
Stirling Trustees Limited	9,183,153	(2)	14.0%
The Natinec Trust
P. O. Box 801
28-30 The Parade
St. Helier, Jersey JE4 OSZ
Channel Islands

Frederick M. Lax	633,665	(3)	*

Ronald W. Buckly	449,272	(4)	*

Paul J. Pucino	273,984	(5)	*

Debra May	249,647	(6)	*

Lori Craven	232,458	(7)	*

Jean-Claude Asscher	124,801	(8)	*

Daniel L. Brenner	88,401	(9)	*

Martin A. Kaplan	85,625	(10)	*

Robert V. Adams	80,801	(11)	*

Jon F. Rager	50,000	(12)	*

Mark A. Floyd	10,208	(13)	*

All current directors and executive officers as a group (19 persons)	2,718,068	(14)	3.9

*	Less than one percent

(1)	Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(footnotes continue on next page)

(2)	These shares are held in the name of Natinco, S.A. (“Natinco”), a Luxembourg investment company which holds minority interests in a number of U.S. and Europe-based companies, including an interest in Techniques & Produits, S.A. Stirling Trustees Limited (“Stirling”), as Trustee of the Natinec Trust, has advised the Company that the Natinec Trust owns all of the equity interest in Natinco and that Natinco holds the shares in the Company for investment only. Although Mr. Asscher from time to time may provide certain advisory services to Natinco with respect to its investments, including its investment in the Company, Mr. Asscher has advised the Company that he does not have or share voting or investment power with respect to these shares and he has no beneficial or financial interest in Natinco and therefore does not consider himself to be a beneficial owner of such shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934.

(3)	Includes 600,000 shares subject to options held by Mr. Lax which are exercisable or become exercisable within 60 days after March 1, 2005.

(4)	Includes 430,966 shares subject to options held by Mr. Buckly which are exercisable or become exercisable within 60 days after March 1, 2005.

(5)	Includes 271,094 shares subject to options held by Mr. Pucino which are exercisable or become exercisable within 60 days after March 1, 2005.

(6)	Includes 243,750 shares subject to options held by Ms. May which are exercisable or become exercisable within 60 days after March 1, 2005.

(7)	Includes 231,252 shares subject to options held by Ms. Craven which are exercisable or become exercisable within 60 days after March 1, 2005.

(8)	Includes 20,000 shares held by Techniques & Produits, S.A., a French company of which Mr. Asscher is the President and principal shareholder; and 80,401 shares subject to options held by Mr. Asscher which are exercisable or become exercisable within 60 days after March 1, 2005. Does not include any shares held in the name of Natinco, as to which shares Mr. Asscher disclaims any beneficial ownership (see footnote 2 above).

(9)	Includes 80,401 shares subject to options held by Mr. Brenner which are exercisable or become exercisable within 60 days after March 1, 2005.

(10)	Consists of 85,625 shares subject to options held by Mr. Kaplan which are exercisable or become exercisable within 60 days after March 1, 2005.

(11)	Includes 67,801 shares subject to options held by Mr. Adams which are exercisable or become exercisable within 60 days after March 1, 2005.

(12)	Includes 40,000 shares held by a family trust and 5,000 shares subject to options held by Mr. Rager which are exercisable or become exercisable within 60 days after March 1, 2005.

(13)	Consists of 10,208 shares subject to options held by Mr. Floyd which are exercisable or become exercisable within 60 days after March 1, 2005.

(14)	Includes 2,499,860 shares subject to options held by all current directors and executive officers as a group which are exercisable or become exercisable within 60 days after March 1, 2005.

EXECUTIVE OFFICERS

The executive officers of the Company, and certain information about them, are as follows:

Name	Age	Title
Frederick M. Lax	52	Chief Executive Officer and President
William H. Everett	54	Senior Vice President and Chief Financial Officer
Richard E. Mace	50	Executive Vice President, Global Business Group Operations
Lori A. Craven	48	Executive Vice President, Global Sales, Marketing and Customer Service
Eric Gehl	40	President and General Manager, Communications Software Solutions Group
Patricia W. Hosek	43	President and General Manager, Switching Solutions Group
James M. Johnson, Jr.	49	President and General Manager, Network Signaling Group
Debra May	49	President and General Manager, IEX Corporation
Ronald W. Buckly	53	Senior Vice President, Corporate Affairs and General Counsel
David Frankie	59	Senior Vice President, Operations
Danny L. Parker	46	Senior Vice President, Corporate Development
Teresa A. Pippin	48	Senior Vice President, Human Resources
Scott Weidenfeller	44	Senior Vice President, Global Marketing

     Officers are appointed by and serve at the discretion of the Board of Directors. For information concerning Mr. Lax, see “Election of Directors - Nominees” above.

     Mr. Everett joined Tekelec as Vice President, Product Marketing of the Communications Software Solutions Group in October 2004 when Tekelec acquired Steleus Group, and he became Senior Vice President and Chief Financial Officer in April 2005. From October 2001 until October 2004, Mr. Everett served as Executive Vice President and Chief Financial Officer of Steleus Group, and from time to time held senior management positions with certain of its operating subsidiaries. From 1999 until October 2001, he served as Chief Executive Officer of Maps a la Carte, Inc., a digital map and aerial photograph company he co-founded. From 1985 until 1999, Mr. Everett held senior management and finance positions with a number of companies, including Eastman Software, Inc. (formerly Wang Software), Chemfab Corporation, and Epsilon Data Management, Inc.

     Mr. Mace joined Tekelec as President and General Manager, Communications Software Solutions Group, in October 2004 when Tekelec acquired Steleus Group, Inc. (“Steleus Group”), a developer and vendor of telecommunications network performance solutions. In April 2005, Mr. Mace became Executive Vice President, Global Business Group Operations. Mr. Mace served as President and Chief Executive Officer of Steleus Group, from May 2000 until Tekelec acquired the company.

     Ms. Craven joined Tekelec as Vice President and General Manager, Network Systems Division, in January 2002. Ms. Craven served as Executive Vice President, Global Sales and Marketing Group from August 2003 until March 2004 and as Executive Vice President and Chief Operating Officer from March 2004 until April 2005 when she became Executive Vice President, Global Sales, Marketing and Customer Service. From March 2004 until November 2004, she also assumed general oversight responsibility for Santera Systems Inc. (“Santera”) following the resignation of Santera’s President. From 1987 until joining the Company, Ms. Craven held various management positions at Lucent Technologies and AT&T, where she most recently served as Vice President, Mobility Solutions Development, from September 2001 until January 2002 and as Vice President, Wireless System Development, from March 2000 until August 2001.

     Eric Gehl was appointed President and General Manager, Communications Software Solutions Group, in April 2005. From July 2001 until his appointment to this position, Mr. Gehl held various management positions with Steleus SAS, the French operating subsidiary of Steleus Group, where he most recently served as President since October 2002. From 1993 until joining Steleus SAS, he was employed by Siemens AG in various mobile network-related technical and management positions.

     Ms. Hosek joined Tekelec as President and General Manager, Switching Solutions Group, in November 2004 following a two-year sabbatical. From April 2001 until November 2002, she was employed by Siemens Information and Communications Networks U.S., where she most recently served as President of the Converged Access business unit. Ms. Hosek was employed by Efficient Networks, Inc. from 1995 until Siemen’s acquisition of that company in April 2001, where she most recently served as Executive Vice President, Product Operations from March 2000 until April 2001.

     Mr. Johnson joined Tekelec as Vice President, Network Signaling Division Strategy and Product Management in January 2003 and became President and General Manager, Network Signaling Group (formerly Network Signaling Division) in August 2003. From December 2001 until joining the Company, Mr. Johnson served as Vice President, Global Sales and Service of dynamicsoft, Inc., a communications software company. From March 1999 until November 2001, he served as Vice President, Global Account Management of Motorola, Inc.

     Ms. May joined IEX Corporation in 1988 as a Vice President and continued to serve as its Vice President, Contact Center Solutions following Tekelec’s acquisition of IEX in May 1999. In February 2000, Ms. May became Vice President and General Manager, Contact Center Division of IEX and in July 2003 she assumed her current position of President and General Manager of IEX.

     Mr. Buckly joined Tekelec as Vice President and General Counsel in April 1998 and became Senior Vice President, Corporate Affairs and General Counsel in January 2004. He has also served as Corporate Secretary since 1987. From April 1998 until November 2003, Mr. Buckly also served as of counsel to Bryan Cave LLP, the Company’s legal counsel.

     Mr. Frankie joined Tekelec as Vice President, Operations in December 1996, and served as Vice President, Operations and Quality from March 1997 until May 2004 when he became Senior Vice President, Operations.

     Mr. Parker joined Tekelec as Senior Director, Customer Service for the Network Switching Division in November 1994. From April 1998 until October 2000, he held various executive management positions in the Company’s Network Switching Division and the Network Diagnostics Division, including Vice President and General Manager, Network Diagnostics Division, from February 1999 until October 2000. Mr. Parker became Vice President, Corporate Development in October 2000 and served in that position until May 2004 when he became Senior Vice President, Corporate Development.

     Ms. Pippin joined Tekelec as Vice President, Human Resources in February 1999 and became Senior Vice President, Human Resources in May 2004.

     Mr. Weidenfeller became Senior Vice President, Global Marketing of Tekelec in November 2004. From December 2000 until November 2004, Mr. Weidenfeller held various executive positions with Santera Systems, Inc., a switching solutions company in which Tekelec acquired a majority interest in June 2003, where he most recently served as Vice President, Business Development. From 1986 until December 2000, Mr. Weidenfeller held various sales and marketing positions at Nortel where he most recently served as Vice President, Sales.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth certain information for the three years ended December 31, 2004 concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s Chief Executive Officer during 2004 and each of the Company’s other four most highly compensated executive officers serving at December 31, 2004:

						Long-Term
						Compensation
		Annual Compensation				Awards
				Other		Securities
Name and				Annual		Underlying	All Other
Principal Position(s)	Year	Salary(1)	Bonus(2)	Compensation(3)		Options	Compensation(4)
Frederick M. Lax(5)	2004	$516,154	$600,000	$0		300,000	$8,010
Chief Executive Officer	2003	414,040	505,280	0		250,000	7,507
and President	2002	362,995	300,757	248,794	(6)	100,000	6,742

Lori Craven	2004	310,212	282,709	0		175,000	7,455
Executive Vice President,	2003	249,327	225,163	0		75,000	6,803
Global Sales, Marketing	2002	216,346	131,472	0		200,000	6,165
and Customer Service

Ronald W. Buckly	2004	306,038	203,609	0		60,000	7,986
Senior Vice President,	2003	290,253	199,082	0		60,000	7,426
Corporate Affairs and	2002	276,240	165,777	0		55,000	6,742
General Counsel

Paul J. Pucino(7)	2004	280,000	185,220	0		75,000	7,059
Former Senior Vice	2003	267,202	179,292	0		50,000	6,557
President and Chief and	2002	259,423	147,278	0		50,000	6,017
Financial Officer

Debra May	2004	254,048	147,000	0		50,000	7,290
President and General	2003	246,433	139,920	0		50,000	6,763
Manager, IEX Corporation	2002	238,577	117,767	0		55,000	6,234

(1)	Includes (i) amounts, if any, deferred at the election of the named officer under the Company’s 401(k) Plan, and (ii) amounts paid by the Company to certain named officers in lieu of accrued vacation. Amounts paid in lieu of accrued vacation to named officers during 2004 were: Mr. Lax - $19,231; Mr. Buckly - $11,346; Mr. Pucino - $10,385; and Ms. May - $9,279. Amounts paid in lieu of accrued vacation to named officers during 2003 were: Mr. Lax - $15,385; Mr. Buckly - $5,481; Mr. Pucino - $9,904; and Ms. May - $9,135. Amounts paid in lieu of accrued vacation to named officers during 2002 were: Mr. Lax - $13,462; Mr. Pucino - $9,615; and Ms. May - $8,846.

(2)	Except as otherwise set forth herein, bonus amounts shown for each of the named officers were paid under the Company’s Officer Bonus Plans and were based on Company performance and the officer’s achievement of individual objectives. The amount shown for Ms. Craven for 2003 also includes a discretionary bonus in the amount of $50,000.

(3)	As permitted under the rules of the Securities and Exchange Commission, no amounts are shown with respect to any perquisites paid to a named officer unless the aggregate amount of such perquisites exceeds the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus of a named officer.

(4)	The amounts shown in this column include (i) Company matching contributions allocated under the Company’s 401(k) Plan to the accounts of the named officers who elected to participate in the 401(k) Plan and (ii) the dollar value of premiums paid by the Company for group term life insurance for the benefit of the named officers. During 2004, the Company contributed $6500 to the account of each of the named officers under the 401(k) Plan. Amounts paid by the Company during 2004 as insurance premiums for the benefit of the named officers were: Mr. Lax - $1,518; Ms. Craven - $955; Mr. Buckly - $1,486; Mr. Pucino - $559; and Ms. May - $790.

(5)	Mr. Lax became Chief Executive Officer and President and a director of the Company in February 2003. Prior to that time he served as the Company’s Executive Vice President and Chief Operating Officer.

(footnotes continue on next page)

(6)	Represents aggregate amount paid in such year as reimbursement for certain relocation, temporary housing, moving and related expenses.

(7)	Mr. Pucino resigned as the Company’s Senior Vice President and Chief Financial Officer effective January 28, 2005.

Option Grants in 2004

     The following table sets forth certain information concerning stock option grants in 2004 to the executive officers named in the Summary Compensation Table:

	Individual Grants (1)
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees	Price	Expiration	Present
Name	Granted	in 2004(2)	($/Share)(3)	Date	Value(4)
Frederick M. Lax	300,000	3.43%	$18.80	2012	$1,751,705

Lori Craven	75,000	.86	18.80	2012	437,926
	100,000	1.14	17.33	2012	539,499

Ronald W. Buckly	60,000	.69	18.80	2012	350,341

Paul J. Pucino	75,000	.86	18.80	2012	437,926

Debra May	50,000	.57	18.80	2012	291,951

(1)	The stock options in this table were granted under the Company’s Amended and Restated 2003 Stock Option Plan. All such options vest and become exercisable in equal quarterly installments over four years, and each installment terminates four years after it vests, subject to earlier termination under certain circumstances relating to termination of employment.

(2)	In 2004, the Company granted options to employees to purchase an aggregate of 8,757,066 shares, including 3,655,994 shares granted to employees of companies acquired by Tekelec in 2004.

(3)	The exercise price per share of all such options was not less than 100% of the reported closing sales price of the Company’s Common Stock on The Nasdaq Stock Market on the date of grant.

(4)	The Grant Date Present Value is equal to the grant date option value calculated using a modified Black-Scholes American Options Pricing Model (the “Black-Scholes Model”), adjusted to reflect the risk that the options may be forfeited prior to exercise. Black-Scholes Model input assumptions included: (a) an expected time to exercise of 3.3 years; the Company had an outside consultant (i) measure the long-run average annual exercise rate based on the Company’s employee stock option exercise data for all employee stock options granted between 1984 and 2004 and (ii) calculate the average time to exercise implied by this average annual exercise rate; (b) an interest rate equal to the interest rate on U.S. government debt instruments with maturities approximately equal to the options’ average time to exercise; (c) an expected dividend yield of 0%; and (d) a volatility estimate based on an outside consultant’s analysis of (i) the standard deviation of the historical rates of return on the Company’s common stock during the 3-year and 5-year periods ending December 31, 2004, (ii) a forward forecast of the Company’s volatility assuming a continuation of the historical pattern of our stock’s monthly stock price volatility during the 3-year and 5-year periods, and (iii) the volatility of the Company’s stock implied by the prices of publicly traded call options on our stock in January 2005. The volatility estimates calculated by applying these methods were averaged to obtain a 60% volatility assuming an average term for the Company’s stock options equal to 3.3 years. The risk of forfeiture during the vesting period was equal to 32.4% (implying a non-cancellation factor equal to 67.6%). The forfeiture assumption is based on an outside consultant’s analysis of the monthly forfeiture rates for the Company’s employee stock options granted between January 2000 and June 2003. There can be no assurance that the value realized by an optionee will be at or near the value estimated by the Black-Scholes Model.

Aggregated Option Exercises in 2004 and Option Values at December 31, 2004

     The following table sets forth certain information concerning stock option exercises during 2004 and unexercised options held as of December 31, 2004 by the executive officers named in the Summary Compensation Table:

	Shares	Number of Securities		Value of
	Acquired	Underlying Unexercised		Unexercised in-the-Money
	on	Options at 12/31/2004		Options at 12/31/2004*
Name	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick M. Lax	25,000	537,500	437,500	$1,180,875	$2,111,625

Lori Craven	0	203,127	246,873	640,977	931,523

Ronald W. Buckly	32,500	415,653	104,063	464,091	502,716

Paul J. Pucino	59,376	271,094	107,030	48,720	453,841

Debra May	0	231,249	88,751	1,409,946	422,454

*	Represents the difference between the closing sales price of the Company’s Common Stock on December 31, 2004 as reported on The Nasdaq Stock Market (i.e., $20.44) and the exercise price of such options.

Employment Agreements and Termination of Employment and Change-in-Control Arrangements

     Under the Company’s officer severance plan (the “Severance Plan”), certain executive officers of the Company who have been designated by the Board of Directors as eligible officers under the Severance Plan are entitled to receive severance benefits following termination of employment, if such termination is non-temporary, involuntary and without cause. In addition, if there is a “change in control” of the Company, an eligible officer will receive benefits under the Severance Plan if such officer terminates his or her employment with the Company either for any reason within one year following the change in control or for “good reason” (which includes the assignment to the officer of duties significantly inconsistent with his or her prior position or a reduction in his or her compensation or benefits) within two years following such change in control. In addition to the other benefits that an executive officer may be entitled to receive upon termination of his or her employment in connection with or following a change in control, an officer’s stock options will vest to the extent then unvested and will be exercisable for one year following the termination of such officer’s employment with the Company or a surviving corporation, as the case may be, if, in connection with a change in control (or within two years thereafter with respect to (ii) and (iii) below), such officer (i) is not offered employment by the surviving corporation on terms and conditions generally no less favorable to such officer than the terms and conditions of his or her employment with the Company in effect immediately prior to the change in control; (ii) is terminated without cause by the Company or the surviving corporation; or (iii) terminates for good reason his or her employment with the Company or the surviving corporation.

     The following officers have been designated by the Board of Directors as eligible officers for purposes of the Severance Plan: Messrs. Lax, Buckly, Everett, Frankie, Gehl, Johnson, Mace, Parker and Weidenfeller and Mses. Craven, Hosek, May and Pippin. Each eligible officer is entitled to severance pay based on his or her highest annual compensation (i.e., base salary plus bonus), the number of years employed by the Company and the highest office attained prior to termination. Based on such factors, the amounts that would be payable under the Severance Plan to Messrs. Lax and Buckly and Messes. Craven and May if their employment were terminated as of March 1, 2005 under circumstances entitling them to severance benefits under the Severance Plan would be approximately $1,294,000, $661,000, $696,000, and $519,000, respectively. Severance benefits also include continuation, at the

Company’s expense, of health care insurance and term life insurance for a period of 18 months following termination of employment.

Equity Compensation Plan Information

The Company currently maintains compensation plans that provide for the issuance of Common Stock to officers, employees and directors of the Company and its subsidiaries. These plans consist of the Amended and Restated 1994 Stock Option Plan (the “1994 Plan”), the Amended and Restated 2003 Stock Option Plan (the “2003 Plan”), the Amended and Restated Non-Employee Director Equity Incentive Plan (the “Director Incentive Plan”), and the Non-Employee Director Stock Option Plan (the “Director Plan”), all of which (other than the 2004 Plan) have been approved by shareholders, and the 2004 Equity Incentive Plan for New Employees (the “2004 Plan”) and certain nonstatutory stock option grants to officers and employees of the Company, its subsidiary Taqua Inc. or its majority owned subsidiary, Santera Systems Inc., which have not been approved by shareholders. The following table sets forth information regarding outstanding options and warrants and shares reserved for future issuance under the foregoing plans as of December 31, 2004:

				Number of shares remaining
				available for future
	Number of shares			issuance under equity
	to be issued upon		Weighted-average exercise	compensation plans
	exercise of outstanding		price of outstanding	(excluding shares
	options and warrants		options and warrants	reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by shareholders(1):
1994 Plan	15,301,568		$16.86	0
2003 Plan	2,923,945		18.21	32,261
Director Incentive Plan	138,603		10.88	0
Director Plan	145,833		13.99	309,167
Employee Stock Purchase Plan	—		—	552,451

Total	18,509,949		17.01	893,879

Equity compensation plans not approved by shareholders:
2004 Plan	3,028,410	(2)	17.60	360,040
Stock Options(3)	1,326,248		18.81	0

Total	4,354,658		17.97	360,040

Total Equity Compensation Plans	22,864,607		$17.19	1,253,919

(1)	This table does not include information relating to stock options to purchase an aggregate of 182,292 shares which were originally granted under the stock option plans of Taqua, Inc. prior to the Company’s acquisition of Taqua in 2004 and which were assumed by the Company in connection with the acquisition. The assumed Taqua options outstanding as of December 31, 2004 had a weighted average exercise price of $18.33 per share. No additional options may be granted under the Taqua stock option plans pursuant to which the options were issued.

(2)	Excludes 116,510 restricted stock units outstanding as of December 31, 2004.

(3)	Consists of (i) nonstatutory stock options to purchase an aggregate of 530,000 shares granted to two officers of the Company in connection with the commencement of their employment with the Company; (ii) nonstatutory stock options to purchase an aggregate of 475,311 shares granted to seven employees of Santera in connection with the Company’s acquisition of its majority interest in Santera and such employees’ acceptance of employment with Santera in connection therewith; and (iii) nonstatutory stock options to purchase an aggregate of 320,937 shares granted to six employees of Taqua, Inc. in connection with the Company’s acquisition of that company. Such options were granted at exercise prices per share equal to the closing sales price of the Company’s Common Stock on the grant date; terminate four years after vesting or ten years after grant, subject to earlier termination upon an optionee’s termination of employment; and typically vest and become exercisable as to 25% of the shares subject thereto one year after the grant date with the remaining shares vesting in 12 equal quarterly installments.

2004 Equity Incentive Plan for New Employees

The Company’s 2004 Equity Incentive Plan for New Employees (the “2004 Plan”), under which 1,000,000 shares were initially authorized for issuance, was adopted in July 2004 and subsequently amended in September 2004 and March 2005 to increase the number of shares authorized for issuance thereunder by an aggregate of 3,000,000 shares. As of March 19, 2005, a total of 4,000,000 shares of the Company’s Common Stock had been authorized and reserved for issuance under the 2004 Plan. The 2004 Plan has not been approved by the shareholders of the Company based on the exception to the shareholder approval requirements of The Nasdaq Stock Market provided in Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).

During the ten-year term of the 2004 Plan, the Company is authorized to grant nonstatutory stock options, restricted stock units and restricted stock awards to new employees of the Company and its subsidiaries, including individuals who become employed by the Company and its subsidiaries as a result of business acquisitions, as an inducement to their entering into employment with the Company and its subsidiaries. The 2004 Plan is administered by the Compensation Committee of the Company’s Board of Directors.

The exercise price of stock options granted under the Plan may not be less than the fair market value of the Company’s Common Stock on the date of the grant. The fair market value of the Common Stock on a given date is equal to the closing sales price of the Company’s Common Stock on such date on The Nasdaq Stock Market as reported in The Wall Street Journal. Options granted under the 2004 Plan typically vest and become exercisable (i) in equal quarterly installments over four years or (ii) as to 25% of the shares subject to the options on the one-year anniversary of the date of grant and as to the remaining shares in 12 equal quarterly installments thereafter. Each installment of vested options typically remains exercisable for four years after the vesting date, subject to earlier termination under certain circumstances relating to termination of employment. Restricted stock units that have been granted under the 2004 Plan typically vest in full on the one-year anniversary of the date of grant, subject to earlier vesting under certain circumstances relating to termination of employment.

Compensation Committee Interlocks and Insider Participation

     During 2004, the Compensation Committee consisted of Messrs. Asscher (effective May 14, 2004), Brenner, Oringer (until May 14, 2004) and Rager, all of whom are non-employee directors of the Company. No member of the Compensation Committee is or was a current or former officer or an employee of the Company or any of its subsidiaries other than Mr. Rager who served as the Company’s Treasurer and Secretary from 1975 to 1985.

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE
REPORTS ON EXECUTIVE COMPENSATION

     During 2004, the Board of Directors and the Compensation Committee of the Board of Directors shared responsibility for determining and administering the compensation program for the Company’s executive officers. The Company’s 2004 executive compensation program consisted of both cash-based and stock-based compensation. The Board of Directors was responsible for approving the annual base salary of the Company’s Chief Executive Officer taking into consideration the recommendation of the Compensation Committee and for determining his annual bonus, approving the terms of the 2004 Executive Officer Bonus Plan, and approving the award of any discretionary bonuses.

Under the Compensation Committee Charter, the Compensation Committee had the responsibility of approving the annual base salaries for the Company’s executive officers (other than the Chief Executive Officer), recommending to the Board of Directors the annual base salary of the Chief Executive Officer and the 2004 Executive Officer Bonus Plan and administering the Company’s stock option and equity incentive plans pursuant to which stock options and other equity incentives are granted to the Company’s employees. In determining the 2004 compensation program for the Company’s executive officers, the Board of Directors and the Compensation Committee considered the compensation practices of competitors and similarly sized technology companies and consulted independent compensation consultants who furnished the Committee with executive compensation data.

     The reports on executive compensation by the Board of Directors and the Compensation Committee and the Performance Graph on page 23 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Board of Directors Report on Executive Compensation

     The principal objectives of the Company’s executive compensation program are to attract, motivate and retain qualified, experienced individuals to serve as officers of the Company and to provide incentives to attain the financial and strategic objectives of the Company. The Company’s executive compensation program during 2004 consisted principally of three basic components — base salaries, cash bonuses and stock options.

     The Board believes that a significant portion of each officer’s annual compensation should be related to the Company’s financial performance and his or her achievement of individual corporate and strategic objectives. Accordingly, under the terms of the 2004 Executive Officer Bonus Plan recommended by the Compensation Committee and approved by the Board, each executive officer of the Company (other than Mr. Lax) was eligible to receive quarterly cash bonuses equal to a percentage (up to a maximum ranging from 32% to 57.6% for the 2004 first quarter and up to a maximum ranging from 48% to 86.4% for the 2004 fourth quarter, depending on the officer’s title) of his or her quarterly earnings if the Company achieved certain pre-established quarterly financial performance goals, plus a bonus equal to a percentage (up to a maximum ranging from 10% to 18% depending on the officer’s title) of his or her annual earnings based on the extent to which such officer achieved certain individual objectives. Quarterly bonuses under such Bonus Plan would only be paid if the Company’s quarterly operating income met or exceeded a minimum operating income goal set forth in the Bonus Plan. In addition, the Board had the discretion to award discretionary bonuses under the Bonus Plan. The Company’s eligible executive officers (other than Mr. Lax) received aggregate bonuses in amounts ranging from $41,037 to $282,709 under the 2004 Executive Officer Bonus Plan.

     The Board was also responsible for determining the annual compensation (other than stock options) of Mr. Lax. For 2004, the Board increased Mr. Lax’s base salary to $500,000, which represented an increase of $100,000, or 25%, over his 2003 base salary. Under the terms of the 2004 Executive Officer Bonus Plan, Mr. Lax was eligible to receive (i) quarterly cash bonuses equal to a percentage (ranging from a maximum of 80% in the first quarter to 120% for the fourth quarter) of his quarterly earnings if the Company met or exceeded the minimum quarterly operating income goals set forth in the Bonus Plan and (ii) a bonus equal to a percentage (up to a maximum of 25%) of his annual earnings based on the extent to which he achieved certain individual objectives established by the Board of Directors. Mr. Lax received bonuses in the aggregate amount of $600,000 under the 2004 Executive

Officer Bonus Plan. Although Mr. Lax is a member of the Board of Directors, he did not participate in any discussions or decisions of the Board or the Compensation Committee regarding the setting of his salary, the award of any bonus or the grant of any stock options to him.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly held corporation such as the Company will generally not be allowed a federal income tax deduction for otherwise deductible compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation paid to a particular officer is not performance-based and exceeds $1 million in any fiscal year. Qualifying performance-based compensation (including compensation attributable to the exercise of stock options) will not be subject to the deductibility limitation if certain conditions are met. The Company’s general policy is to preserve the federal income tax deductibility of compensation paid to its executive officers. Accordingly, the Company has generally taken appropriate actions, to the extent reasonable, to preserve the deductibility of the compensation paid to its executive officers. There may be limited circumstances, however, where an executive officer’s compensation may exceed the amount that is deductible.

BOARD OF DIRECTORS

Jean-Claude Asscher, Chairman
Robert V. Adams
Daniel L. Brenner
Mark A. Floyd
Frederick M. Lax
Martin A. Kaplan
Jon F. Rager

Compensation Committee Report on Executive Compensation

     The Compensation Committee was responsible for setting and approving the 2004 annual base salaries of all executive officers (other than Mr. Lax), recommending to the Board for its approval the 2004 annual base salary for the Chief Executive Officer, recommending to the Board for its approval the 2004 Executive Officer Bonus Plan and administering the Company’s employee stock option and equity incentive plans. For 2004, the Compensation Committee increased the annual base salaries payable to the Company’s executive officers (other than Mr. Lax) by percentages ranging from 1.6% to 30%. In determining annual base salaries, the Compensation Committee reviewed each executive officer’s base salary and considered base salary and bonus information for comparable companies and the telecommunications and electronics industries in general that was available from compensation surveys and various other sources. The Committee also took into account each officer’s position, responsibilities, experience, contributions and individual performance and considered the Company’s financial results and condition as well as the Company’s growth in revenues and earnings. Due to the highly competitive nature of the telecommunications and electronics industries, the Committee believes that compensation packages above the competitive median were necessary and appropriate to attract and retain qualified executive officers.

     Options to purchase the Company’s Common Stock and, to a lesser extent, restricted stock units, are key components of the Company’s executive compensation program. The Compensation Committee views the grant of equity incentives, typically grants of stock options, as a valuable incentive to attract and retain key employees and to motivate them to maximize shareholder value. The Compensation Committee reviewed and considered recommendations by the Company’s Chief

Executive Officer with regard to the grant in 2004 of stock options and restricted stock units to executive officers (other than the Chief Executive Officer) and other key employees whose contributions and skills are important to the long-term success of the Company.

     Each officer typically receives a stock option grant upon first joining the Company and thereafter is eligible periodically to receive additional stock options. In determining the size and other terms of an option grant to an executive officer, the Compensation Committee considers a number of factors, including such officer’s position and responsibilities, promotions, individual performance, salary, previous stock option grants (if any) and length of service to the Company. The exercise price of options is not less than the market price of the Company’s Common Stock on the date of grant. Stock options generally vest in 16 equal quarterly installments (other than new hire grants for officers which typically vest to the extent of 25% of the shares subject to the option after one year of employment and the remaining 75% of the shares vest in 12 equal quarterly installments) over four years, as long as the optionee remains an employee of the Company, and therefore encourage an optionee to remain an employee of the Company.

     In 2004, options to purchase an aggregate of 1,384,672 shares of Common Stock were granted to all executive officers as a group and represented 15.8% of all options granted to the Company’s employees in 2004. Option grants to executive officers in 2004 consisted of (i) options to purchase 150,000 shares granted to two officers of the Company in connection with their promotions; (ii) options to purchase a total of 500,000 shares granted to three officers in connection with their joining the Company; (iii) options to purchase an aggregate of 732,500 shares granted to the Company’s officers as annual performance grants; and (iv) options to purchase 2,172 shares granted to one officer in connection with his participation in the Company’s stock option exchange program.

     Beginning in 2004, the Committee was authorized to approve the grant of restricted stock units to executive officers and other employees of the Company. In 2004, restricted stock units for 34,478 shares of Common Stock were granted to one executive officer and represented 29.6% of all restricted stock units granted to the Company’s employees in 2004. The officer’s restricted stock units will vest and be settled in shares of Common Stock on the one-year anniversary of the date of grant as long as the officer remains an employee of the Company through the vesting date. In determining the size and vesting terms of the grant; the Committee considered a number of factors, including the officer’s position and responsibilities and the number and terms of the stock options granted to the officer at the same time as the grant of the restricted stock units.

     The Compensation Committee generally considered the same factors in determining the Chief Executive Officer’s compensation as it considered with respect to the Company’s other executive officers. Mr. Lax’s 2004 compensation included the grant of options to purchase 300,000 shares of the Company’s Common Stock and thus reflects the Compensation Committee’s philosophy that a significant portion of the Chief Executive Officer’s overall compensation should be incentive-based. Information concerning options granted during 2004 to the executive officers named in the Summary Compensation Table is provided in the table entitled “Option Grants in 2004.”

COMPENSATION COMMITTEE

Daniel L. Brenner, Chairman
Jean-Claude Asscher (member until February 7, 2005)
Mark A. Floyd (member effective February 7, 2005)
Jon F. Rager

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 2003, Santera Systems Inc. (“Santera”) and Martin A. Kaplan entered into a consulting agreement pursuant to which Mr. Kaplan agreed to consult with and advise Santera with respect to its business and operations and potential business opportunities with third parties. As compensation for such services, Santera agreed to pay Mr. Kaplan $75,000 per year and Tekelec made a one-time grant to Mr. Kaplan of options to purchase 50,000 shares of Tekelec Common Stock. The exercise price of the options is equal to the closing sales price of the Company’s Common Stock on the Nasdaq Stock Market on the date of grant (i.e., $11.28). The options vest in quarterly installments over two years and will terminate as to each vested installment four years after vesting, subject to earlier termination under certain circumstances. The Agreement is terminable by either party after one year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s directors and officers, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership of the Company’s Common Stock and reports of changes in ownership with the SEC and The Nasdaq Stock Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on the Company’s review of the copies of such forms furnished to it and written representations from the Company’s executive officers and directors, the Company believes that all reports required to be filed by such officers and directors pursuant to Section 16(a) were filed on a timely basis during and with respect to 2004, except that a Form 3 was filed one day late on behalf of Mark A. Floyd in connection with his appointment to the Board and a Form 4 was filed one day late on behalf of Mr. Floyd relating to an option grant for 30,833 shares upon his appointment to the Board.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company’s Common Stock with the cumulative total return of the Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer Manufacturers Index for the five-year period commencing January 1, 1999. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative Total Return*
among Tekelec, Total Return Index for The Nasdaq Stock Market
(U.S. Companies) and Nasdaq Computer Manufacturers Index

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Tekelec	100.00	133.33	80.49	46.44	69.11	90.84
The Nasdaq Stock Market (U.S.)	100.00	62.85	50.10	34.95	52.55	56.97
Nasdaq Computer Mfrs. Index	100.00	63.51	36.82	28.38	46.76	47.97

*	Assumes (i) $100 invested on December 31, 1999 in Tekelec Common Stock, the Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer Manufacturers Index and (ii) immediate reinvestment of all dividends.

PROPOSAL 2 — APPROVAL OF
2005 EMPLOYEE STOCK PURCHASE PLAN

     In April 2005, the Board of Directors of the Company adopted, subject to the approval of the shareholders of the Company, the Company’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”) under which a total of 1,000,000 shares of Common Stock has been reserved for issuance to employees of the Company. The 2005 Purchase Plan provides for an automatic annual increase in the number of shares authorized and reserved for issuance thereunder on each August 1 during the ten-year term of the Purchase Plan. Each such increase is equal to the lesser of (i) 500,000 shares, (ii) a number of shares equal to 1% of the number of outstanding shares of the Company’s Common Stock as of the date of the increase and (iii) an amount determined by the Board.

     The Purchase Plan will provide employees of the Company with an opportunity to participate in the ownership of the Company by purchasing shares of Common Stock at a discounted price through payroll deductions. The Purchase Plan will also provide employees with an incentive to continue their employment with the Company.

     The Purchase Plan will replace the Employee Stock Purchase Plan which was adopted by the Company in 1996 and which is scheduled to expire in 2006. As of March 1, 2005, a total of 1,247,549 shares had been issued to employees under the 1996 Purchase Plan and a total of 552,451 shares remained available for issuance. If the Purchase Plan is approved by the shareholders at the Annual Meeting, the 1996 Purchase Plan will be terminated following the completion of the current offering period which is scheduled to end on June 30, 2005.

     As of March 1, 2005, no purchase rights had been granted, and no shares had been issued, under the Purchase Plan. If the Purchase Plan is approved by the shareholders at the Annual Meeting, the first offering period under the Purchase Plan will commence on August 1, 2005.

     The Board of Directors believes that it is in the best interest of the Company and its shareholders that the Purchase Plan be adopted so that the Company will be able to continue to offer to new and continuing employees of the Company the benefits provided by an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

     AT THE ANNUAL MEETING, THE SHAREHOLDERS WILL BE REQUESTED TO CONSIDER AND APPROVE THE PURCHASE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY’S COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO APPROVE THE PURCHASE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PURCHASE PLAN.

Summary of Purchase Plan

     A summary of the principal provisions of the Purchase Plan is set forth below and is qualified in its entirety by reference to the Purchase Plan. A copy of the Purchase Plan is available from the Company’s Corporate Secretary upon written request to: Corporate Secretary, Tekelec, 26580 West Agoura Road, Calabasas, California 91302. A copy of the Purchase Plan is also being filed electronically with the SEC with this proxy statement.

Purpose

     The purpose of the Purchase Plan is to provide employees of the Company and certain of its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan will be an important component of the benefits package offered by the Company to its employees and will provide employees with a convenient means to acquire an equity interest in the Company and to enhance their sense of participation in the affairs of the Company. The Purchase Plan also provides employees with an incentive for continued employment with the Company.

Administration

     The Purchase Plan is required to be administered by the Board of Directors or a committee appointed by the Board of Directors. If the Purchase Plan is approved by the shareholders at the Annual Meeting, the Board of Directors will delegate administration of the Purchase Plan to the Compensation Committee of the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Board of Directors or its committee whose decisions are final, conclusive and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan.

Shares Reserved under the Purchase Plan

     A total of 1,000,000 shares of the Company’s Common Stock has been authorized and reserved for issuance under the Purchase Plan. The Purchase Plan also provides for an automatic annual increase in the number of shares authorized and reserved for issuance thereunder on each August 1 during the ten-year term of the Purchase Plan. Each such increase will be equal to the lesser of (i) 500,000 shares, (ii) a number of shares equal to 1% of the number of outstanding shares of the Company’s Common Stock outstanding as of the date of such increase and (iii) an amount determined by the Board.

Offering Dates

     The Purchase Plan will be implemented in a series of consecutive, overlapping 24-month offering periods, with each offering period consisting of four six-month purchase periods. Offering periods will begin on the first trading day on or after August 1 and February 1 of each year. The first 24-month offering period under the Purchase Plan will begin on August 1, 2005 and end on July 31, 2007, subject to earlier termination as provided below under “Automatic Reenrollment.” The Board has the power to change the duration of the offering periods and the commencement dates of offering periods, provided the changes are announced at least five days prior to the affected offering period.

Eligibility

     Employees (including officers and directors) are eligible to participate in the Purchase Plan if they are employed more than 20 hours per week and have completed 30 days of continuous employment with the Company or its eligible subsidiaries as of the first day of an offering period. No employee will be permitted to participate in the Purchase Plan if, immediately after the grant of an option thereunder, the employee would own 5% or more of the voting stock or value of all classes of stock of the Company or its subsidiaries (including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any other options). As of March 1, 2005, 1,267 employees, including 11 executive officers, would have been eligible to participate in the 2005 Purchase Plan if there had been an offering in effect as of that date.

Participation in the Plan

     Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the commencement of an offering period, a completed subscription agreement authorizing payroll deductions in any multiple of 1% up to a maximum of 15% (or such other percentage as may be determined by the Board) of his or her total eligible W-2 cash compensation (e.g., base salary, bonus, overtime and commissions). By executing a subscription agreement, an employee becomes entitled to have shares placed under option to him or her, but he or she does not become obligated to purchase the shares. An employee’s participation in the Purchase Plan continues from offering period to offering period at the deduction rate authorized in the subscription agreement unless the participant files a new subscription agreement specifying a different rate or withdraws as a participant in the Purchase Plan. An employee who first becomes eligible to participate in the Purchase Plan after the commencement of an offering period may not participate until the commencement of the next offering period.

     If the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made among all participants in as equitable a manner as is practicable. To ensure that IRS limitations are not exceeded, the Company will not permit any employee to purchase in any calendar year more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) pursuant to the Purchase Plan.

Automatic Reenrollment

     To the extent permitted by applicable laws, regulations or stock exchange rules, if the fair market value of the Company’s Common Stock on any exercise date in a 24-month offering period (i.e., on any purchase date at the end of a six-month purchase period during the 24-month offering period) is lower than the fair market value of the Company’s Common Stock on the enrollment date of the offering period, then all participants in the offering period will be automatically withdrawn from the offering period immediately after the exercise of their option, and they will be automatically re-enrolled in the next 24-month offering period on the first day thereof.

Purchase Price

     The purchase price per share under the Purchase Plan is 85% of the lesser of (i) the fair market value of a share of Common Stock on the first trading day of the 24-month offering period or (ii) the fair market value of a share of Common Stock on the last trading day of the applicable six-month purchase period during the 24-month offering period. The fair market value of the Common Stock on a given date is equal to the closing sales price of the Common Stock on such date on The Nasdaq Stock Market as reported in The Wall Street Journal. On March 1, 2005, the closing sales price of the Company’s Common Stock on The Nasdaq Stock Market was $17.18 per share.

Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions over the offering period based upon the percentage of compensation selected by the employee when enrolling to participate in the Purchase Plan. A participant may discontinue his or her participation in the Purchase Plan at any time but may not increase or decrease the rate of payroll deductions for any six-month purchase period within an offering period after the purchase period commences. The participant may, however, increase or decrease the rate of payroll deductions for a future purchase or offering period prior to commencement of such purchase or offering period.

     All payroll deductions are credited to the participant’s account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

Purchase of Stock; Exercise of Option

     On the enrollment date of each 24-month offering period, an eligible employee who elects to participate in the offering period will be granted an option to purchase on each exercise date during the offering period (at the applicable purchase price) up to a number of shares of Common Stock determined by dividing (1) his or her accumulated payroll deductions accumulated prior to the exercise date and retained in the account as of the exercise date by (2) the applicable purchase price. The maximum number of shares placed under option to a participant in the Purchase Plan at the commencement of an offering period for each six-month purchase period during the offering period is the number of whole shares of Common Stock determined by dividing $12,500 by the fair market value (i.e., the closing sales price) of one share of Common Stock at the beginning of the offering period.

     Unless an employee discontinues his or her participation in the Purchase Plan, his or her option to purchase the shares subject thereto will be exercised automatically using accumulated payroll deductions on the last day of a purchase period within an offering period at the applicable price. Any cash remaining to the credit of a participant’s account under the Purchase Plan after the purchase of such shares, other than any amount representing a fractional share, will be returned to the participant. Any amount representing a fractional share will be credited to a participant’s account for the next offering or returned to the participant.

Holding Period

     Participants who acquire shares under the Purchase Plan may not sell or otherwise transfer the shares for a period of 90 days after the purchase date. To enforce this restriction on transfer, the Company will establish a separate account with the Company’s transfer agent in which shares will be held for the 90-day period following a purchase date. While the shares are held in this separate account, the participants who own the shares may vote them and shall be considered the owners of the shares. As promptly as practicable after the end of the 90-day holding period, the participant’s shares will be delivered to the participant or credited by electronic transfer to a securities account maintained in the participant’s name.

     The Board believes that the 90-day “holding” period requirement encourages employees to make a longer term commitment to and investment in the Company. The Board of Directors or Compensation Committee may permit the sale or other transfer of shares during the 90-day holding period if it finds that the restriction on transfer creates an undue hardship on a participant in the Purchase Plan.

Withdrawal

     A participant’s interest in an offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan at any time prior to the end of an offering period. Promptly after any such withdrawal, the payroll deductions credited to the participant’s account will be returned to him or her without interest. A participant’s withdrawal from an offering or an employee’s decision not to participate in an offering does not have any effect upon his or her eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

     If a participant terminates his or her employment for any reason, including retirement or death, or fails to remain employed by the Company for more than 20 hours per week during an offering period, his or her participation in the Purchase Plan will automatically be terminated. In any such case, the payroll deductions credited to the participant’s account will be refunded without interest.

Adjustment upon Changes in Capitalization or Control

     The Purchase Plan contains provisions that provide for adjustments upon the occurrence of events such as a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without the Company’s receipt of consideration. These provisions may result in adjustments to:

•	the number of shares of Common Stock reserved for issuance under the Purchase Plan,

•	the maximum number of shares of Common Stock each participant may purchase during each purchase period, and

•	the price per share of Common Stock and the number of shares of Common Stock covered by each unexercised option under the Purchase Plan.

     In the event of the proposed dissolution or liquidation of the Company, the offering periods then in progress will be shortened by setting a new exercise and termination date prior to the consummation of the proposed transaction, unless provided otherwise by the Board. The Board is required to notify each participant in writing at least ten business days prior to any new exercise date that the exercise date for the option has been changed and that the option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.

     In the event of the merger of the Company with or into another corporation, or the sale of substantially all of the Company’s assets, outstanding options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If in any such event options are not assumed or substituted, any purchase period then in progress will be shortened by setting a new exercise date which will be before the date of the proposed sale or merger, and any offering period then in progress will terminate on the new exercise date. The Board is required to notify each participant in writing at least ten business days prior to the new exercise date that the exercise date for the option has been changed and that the option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.

Nonassignability

     No rights or accumulated payroll deductions of a participant in the Purchase Plan may be pledged, assigned or transferred for any reason (other than by will, the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or upon the death of a participant as provided in the Purchase Plan), and any such attempt may be treated by the Company as an election by the participant to withdraw from the Purchase Plan.

     In the event of a participant’s retirement, death or termination of employment, the participant (or his or her beneficiary) will not be eligible to continue to participate in the Plan. In any such event, the

Company will return to the participant, or his or her beneficiary, the payroll deductions credited to the participant’s account which have not yet been used to exercise an option.

Amendment, Termination and ERISA Status

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that termination of the Purchase Plan may not affect options previously granted thereunder nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant without the prior written consent of the participant. Approval of the shareholders of the Company is required for amendments to the Purchase Plan only to the extent that shareholder approval is required or desirable to comply with (i) Rule 16b-3 promulgated under the Exchange Act of 1934, as in effect at the time of the proposed amendment to the Purchase Plan, (ii) the applicable sections of the Code and the rules and regulations thereunder governing employee stock purchase plans, as in effect at the time of the proposed amendment to the Purchase Plan or (iii) other applicable laws, rules or regulations. In any event, the Purchase Plan will terminate on the tenth anniversary of its adoption by the Board of Directors (i.e., on April 7, 2015), unless it is earlier terminated and provided that such termination shall not affect options then outstanding.

     The Company believes that the Purchase Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

Tax Information

     The Purchase Plan and the rights of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of an option grant or purchase of shares. As summarized below, a participant may become liable for tax upon disposition of the shares acquired under the Purchase Plan.

     If shares are not disposed of by a participant within two years after the date of the beginning of the offering period in which such shares were acquired or within one year after the transfer of the shares to the participant, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares at the beginning of the offering period in which the shares were acquired over the purchase price of the shares (computed as of the commencement of the offering period) would be treated as ordinary income to the participant. Any additional gain on the disposition would be treated as long-term capital gain. If shares are disposed of in a transaction that satisfies the holding period requirement and in which the sales price is less than the purchase price, the participant would not recognize any ordinary income and would have a long-term capital loss equal to the difference between the sale price and the purchase price.

     If shares are disposed of by a participant (including by way of gift) before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then the excess of the fair market value of the shares on the date the option is exercised (i.e., the last day of a purchase period within an offering period) over the purchase price of the shares would be treated as ordinary income to the participant. This excess would constitute ordinary income in the year of sale or other disposition even if no additional gain is realized on the sale. The balance of any gain realized on such disposition would be treated as a short-term or long-term capital gain, as the case may be. Even if the shares are sold for less than their fair market value on the date the option was exercised, ordinary income will be recognized equal to the difference between the purchase price and the value of the shares on the option exercise date, and any difference between the sales price and the value of the shares on the option exercise date will constitute short-term or long-term capital gain or loss, depending on how long the shares were held after their exercise.

     Any amount taxed to a participant as ordinary income under the rules described above would be added to the actual purchase price of the shares in determining the tax basis of the shares for the purpose of determining capital gain or loss on a sale or other disposition of the shares.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that (i) ordinary income is recognized upon disposition of shares by a participant before the expiration of the two-year and one-year holding periods described above and (ii) the Company has satisfied its reporting obligations under the Code. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disqualifying disposition of shares purchased under the Purchase Plan.

New Plan Benefits

     Purchases of the Company’s Common Stock under the Purchase Plan are made at the discretion of the participants therein and, accordingly, future purchases under the Purchase Plan if the Purchase Plan is approved are not yet determinable. Under the 1996 Purchase Plan, however, during the year ended December 31, 2004, Messrs. Lax and Pucino and Mses. Craven and May purchased 808, 410, 438 and 808 shares, respectively, at a price of $13.14 per share and 695, 275, 366 and 695 shares, respectively, at a price of $15.27 per share. During 2004, all executive officers as a group purchased 4,080 shares at a price of $13.14 per share and 3,421 shares at a price of $15.27 per share, and all employees, excluding executive officers, as a group purchased 71,278 shares at $13.14 per share and 80,440 shares at $15.27 per share.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, to audit the Company’s consolidated financial statements for the year ending December 31, 2005, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

     The following table sets forth the fees paid or accrued by the Company for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and December 31, 2003:

Fee Category	2004	2003
Audit Fees	$1,379,500	$353,000
Audit-Related Fees	847,314	567,000
Tax Fees	-0-	11,000
All Other fees	640,800	46,000

Total fees	$2,867,614	$977,000

Audit Fees were for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of its consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In 2004, these services consisted of assistance in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and of accounting consultations and services related to the Company’s business acquisitions and to various SEC matters. In 2003, these services consisted primarily of accounting consultations related to acquisitions.

Tax Fees were for professional services for federal, state and international tax compliance, tax advice and tax planning. These services consisted primarily of consultation on international tax matters.

All Other Fees were for services other than the services reported above. In 2004, these services consisted primarily of due diligence services in connection with the Company’s business acquisitions. In 2003, these services consisted primarily of assistance in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has also delegated to the Chairman of the Audit Committee the authority to pre-approve services to be performed by the Company’s independent auditors. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the such firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

OTHER MATTERS

     The Company currently knows of no matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald W. Buckly
Corporate Secretary

Calabasas, California
April 8, 2005

TEKELEC

2005 EMPLOYEE STOCK PURCHASE PLAN

     The following constitutes the provisions of the Tekelec 2005 Employee Stock Purchase Plan (the “Plan”).

     1. Purpose. The purpose of the Plan is to provide employees of Tekelec (the “Company”) and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code, as amended from time to time.

     2. Certain Definitions.

          (a) “Board” shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 13 of the Plan.

          (b) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          (c) “Common Stock” shall mean the common stock of the Company.

          (d) “Compensation,” unless otherwise determined by the Board of Directors of the Company, means total cash compensation from employment reportable on Form W-2 including, without limitation, regular straight-time gross earnings, overtime pay, shift premium, incentive compensation, bonuses, commissions, but expressly excluding expense reimbursements, automobile allowances, relocation benefits, equity-based compensation, gains realized in connection with the exercise of stock options or participation in a stock option or purchase programs and contributions by the Company to qualified deferred compensation plans.

          (e) “Eligible Subsidiary” means any subsidiary that from time to time is expressly designated by the Board of Directors as being an “Eligible Subsidiary” for purposes of the Plan.

          (f) “Employee” means any person, including an officer, who is customarily employed for more than 20 hours per week by the Company or its Eligible Subsidiary and more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (g) “Enrollment Date” means the first Trading Day of each Offering Period.

          (h) “Exercise Date” means the last Trading Day of each Purchase Period.

          (i) “Fair Market Value” means, as of any date, the fair market value of one share of Common Stock, determined as follows:

          (i) If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the mean of the closing bid and asked prices, if no sales were reported) as reported on such date (or, if such day is not a Trading Day, on the most recent Trading Day prior to such date) in The Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but sales prices are not reported, its fair market value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or, if such day is not a Trading Day, on the most recent Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board.

          (j) “Offering Periods” shall mean the periods of approximately 24 months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after August 1 and February 1 of each year and terminating on the last Trading Day in the period prior to the 24-month anniversary of such date. The first Offering Period under the Plan shall commence on August 1, 2005 and shall end on July 31, 2007, unless earlier terminated in accordance with the terms of this Plan. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (k) “Purchase Period” shall mean the approximately six-month periods commencing on the first Trading Day on or after August 1 and February 1 of each year during the term of this Plan and ending with the last Trading Day prior to the commencement of the next Purchase Period. The first Purchase Period of any Offering Period shall commence on the Enrollment Date and end on the last Trading Day prior to the first day of the next Purchase Period. The first Purchase Period under the Plan shall commence on August 1, 2005 and end on January 31, 2006.

          (l) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19.

          (m) “Subsidiary” means any corporation described in Section 424 of the Code in which the Company owns, directly or indirectly, 50% or more of the voting shares.

          (n) “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

     3. Eligibility.

          (a) General Rule. Any Employee, as defined in Section 2, who shall have completed at least 30 days of continuous employment by the Company or its Eligible Subsidiaries on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

          (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

          (i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

          (ii) such option would permit the Employee’s rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after August 1 and February 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan shall commence on August 1, 2005. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

     5. Participation. An eligible Employee may become a participant in the Plan by completing and signing a subscription agreement authorizing payroll deductions on a form provided by the Company (the “Subscription Agreement”) and by filing it with the Company’s payroll office not less than three business days prior to the start of the applicable Offering Period with respect to which it is to be effective unless a later time for filing the Subscription Agreement has been set by the Company with respect to a given offering. An Employee’s authorization and participation in the Plan shall become effective on the first Enrollment Date following the timely filing of his or her Subscription Agreement and shall remain effective until revoked by the participant by the filing of a Payroll Deduction Authorization Change or Withdrawal form as described in Section 10(a) hereof or until changed by the filing of a Payroll Deduction Authorization Change or Withdrawal form providing for a change in the participant’s payroll deduction rate. An Employee who becomes eligible to participate in the Plan after the commencement of an Offering Period or who is eligible but declines to participate prior to the commencement of such Offering Period may not become a participant in the Plan until the commencement of the next Offering Period.

     6. Payroll Deductions.

          (a) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period as to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

          (b) At the time a participant files his or her Subscription Agreement with the Company, he or she shall elect to have payroll deductions made on each payday during the next Offering Period at a percentage rate equal to a positive whole number not exceeding 15%, or such other maximum rate as may be determined from time to time by the Board subject to the provisions of Section 19 hereof, of the Compensation which would otherwise be payable to such participant on each such payday.

          (c) Payroll deductions for a participant shall commence on the first payday following the date on which a participant’s payroll deduction authorization becomes effective and shall automatically continue from Offering Period to Offering Period (and from Purchase Period to Purchase Period within an Offering Period) until changed or terminated by the participant in accordance with the terms hereof.

          (d) All payroll deductions authorized by a participant shall be credited to the participant’s individual account under the Plan. A participant may not make any additional payments into such account.

          (e) A participant may terminate his or her participation in the Plan at any time prior to the termination of the Offering Period as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions for a future Offering Period or Purchase Period by completing and filing with the Company at least three business days prior to the start of the next Purchase Period or Offering Period, as applicable, a new Subscription Agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective as of the first full payday of the next Purchase Period or Offering Period, as applicable. A participant’s Subscription Agreement shall remain in effect for successive Offering Periods (and Purchase Periods within an Offering Period) unless terminated as provided in Section 10 hereof.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each participant in such Offering Period shall automatically be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) on the Enrollment Date; and provided further that such grant of options and purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option.

          (a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date of the Offering Period, and the accumulated payroll deductions credited to a participant’s account on the Exercise Date will be applied to purchase whole shares of the Company’s Common Stock (up to the maximum number subject to option as determined in Section 7 hereof) at the Purchase Price. Any amount credited to a participant’s account and not applied to the purchase of Common Stock by reason of the limitation on the number of shares subject to option shall be refunded promptly to such participant after the Exercise Date, provided that any amount remaining in a participant’s account and representing a fractional share shall be carried over and applied to the purchase of shares in the subsequent Purchase Period or Offering Period if the participant participates in the subsequent offering. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

          (b) If the Board determines that, on a given Enrollment Date or Exercise Date, the number of shares with respect to which options are to be granted or exercised, as applicable, may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for grant or purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants granted options to purchase Common Stock on such Enrollment Date or exercising options to purchase Common Stock on such Exercise Date, as applicable, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for grant or purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants granted options to purchase Common Stock on such Enrollment Date or exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 hereof. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date. In the event of any pro rata allocation of shares, the Company shall give written notice of such allocation to each participant affected thereby and shall reduce the rate of payroll deductions, if necessary.

     9. Delivery; Holding Period. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the issuance and delivery to, or credit to the account of, each participant, as appropriate, of the shares purchased upon exercise of his or her option. At the election of the Company, the issuance and delivery of the shares purchased upon exercise of a participant’s option may be effected by transfer (electronic or otherwise in the discretion of the Company) of such shares to a securities account maintained in the participant’s name. The shares purchased upon exercise of any option granted to a participant may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or by the laws of descent and distribution) for a period of 90 days following the exercise of the option; provided, however, that the Board of Directors may, in its sole discretion, permit an assignment, transfer, pledge or other disposition of such shares at such other time as the Company’s Board of Directors may determine in the event that the participant has suffered a hardship, as determined by the Company’s Board of Directors in its sole discretion. Shares purchased upon exercise of any option granted to a participant and subject to the above restrictions may include a legend indicating that such shares may not be transferred, pledged or otherwise disposed of for 90 days from the date of issue.

     10. Withdrawal; Termination of Employment.

          (a) A participant may terminate his or her participation in an offering under the Plan and withdraw all, but not less than all, of the payroll deductions credited to his or her account under the Plan at any time prior to an Exercise Date by giving written notice of withdrawal to the Company on a Payroll Deduction Authorization Change or Withdrawal form provided for such purpose. In such case, all of the participant’s payroll deductions credited to his or her account shall be paid to him or her promptly after receipt of his or her notice of withdrawal, his or her option for the Offering Period shall be automatically canceled, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Subscription Agreement in accordance with Section 5 hereof.

          (b) A participant may terminate his or her participation in the Plan effective as of the first day of the next Purchase Period or Offering Period by giving written notice of withdrawal to the Company on a Payroll Deduction Authorization Change or Withdrawal form provided for such purpose. In such case, the participant’s payroll deductions will continue through the end of the Purchase Period or Offering Period in which the notice of withdrawal is given, all amounts deducted from the participant’s Compensation during such Purchase Period or Offering Period will be applied to the purchase of Common Stock pursuant to the Plan, and following such termination of participation no further payroll deductions for the purchase of shares shall be made except pursuant to a new Subscription Agreement delivered in accordance with Section 5 hereof.

          (c) Upon termination of a participant’s employment for any reason, including retirement or death, as soon as practicable after such termination, the payroll deductions credited to his or her account shall be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option shall be automatically canceled.

          (d) In the event an Employee fails to remain in the continuous employ of the Company or its Eligible Subsidiaries for more than 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option will be canceled.

          (e) A participant’s withdrawal from an offering shall not have any effect upon his or her eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12. Stock.

          (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18(a) hereof, together with a cumulative annual increase to the number of shares reserved for issuance thereunder on August 1, 2006 and on each August 1 thereafter equal to the lesser of (i) 500,000 shares, (ii) 1% of the number of outstanding shares of Common Stock of the Company on the date of such increase or (iii) such amount as may be determined by the Board. The shares to be sold to participants in the Plan will be authorized but unissued shares. Upon the cancellation of any option granted under the Plan, the shares subject thereto shall return to the Plan and become available for options thereafter granted under the Plan.

          (b) A participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan shall, as specified in the participant’s Subscription Agreement, be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

     14. Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the Exercise Date on which an option is exercised but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a valid designation of a beneficiary who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16. Use of Funds. All payroll deductions received or held by the Company on behalf of a participant under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Individual statements of account will be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, in a participant’s account.

     18. Adjustments upon Changes in Capitalization or Control.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which has been authorized for issuance under the Plan but has not yet been placed under option or which has been returned to the Plan upon the cancellation of an option, as well as the option price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “Modified Exercise Date”) and any Offering Periods then in progress shall end on the Modified Exercise Date. The Modified Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten business days prior to the Modified Exercise Date, that the Exercise Date for the participant’s option has been changed to the Modified Exercise Date and that the participant’s option shall be exercised automatically on the Modified Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (d) No fractional shares of Common Stock shall be issuable on account of any adjustment described herein, and the aggregate number of shares into which shares then covered by an option, when changed as the result of such adjustment, shall be reduced to the largest number of whole shares resulting from such adjustment, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

     19. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the prior written consent of such participant:

          (a) To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as is required.

          (b) Without shareholder approval and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

          (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

          (iii) allocating shares.

          Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

     20. Term of Plan. The Plan shall become effective upon its approval by vote of the outstanding shares of the Company as provided in Section 22. The Plan shall continue in effect for a term of ten years following the date of approval of the Plan by the Board of Directors unless sooner terminated under Sections 19 or 22 hereof.

     21. Notices. All notices or other communications (i) by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof and (ii) by the Company to a participant in connection with the Plan shall be deemed to have been duly given when received by the participant or, if earlier, five days after deposit in the United States mail by certified or registered mail, return receipt requested, first class postage prepaid, addressed to the participant at his or her address as shown on the records of the Company or as such participant may request by written notice to the Company hereunder.

     22. Shareholder Approval. Notwithstanding anything to the contrary herein, the effectiveness of the Plan shall be expressly subject to approval by the Company’s shareholders prior to August 31, 2005 by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon at a shareholder meeting duly held or by written consent in accordance with applicable law.

     23. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations or stock exchange or market system rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof in accordance with the terms and conditions of their Subscription Agreement then in effect.

     24. No Enlargement of Employee Rights. The Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, its parent, any Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in options authorized hereunder prior to the grant of an option to such Employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time.

     25. Information to Participants. The Company shall provide without charge to each participant in the Plan copies of such annual and periodic reports as are provided by the Company to its shareholders generally.

     26. Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the State of California, without regard to the conflicts of laws rules thereof.

     27. Tax Withholding. If at any time the Company or any Eligible Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection with any exercise of an option granted hereunder or any disposition of shares of Common Stock issued hereunder, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise from such exercise or disposition. The Company or such Eligible Subsidiary shall have the right to deduct or withhold from the participant’s compensation the amount necessary for the Company or such Eligible Subsidiary to meet applicable withholding obligations.

     28. Securities Law Compliance. No shares of Common Stock may be issued upon the exercise of any option under the Plan until all requirements of applicable federal, state, foreign or other securities laws with respect to the purchase, sale and issuance of shares of Common Stock shall have been satisfied. If any action must be taken because of such requirements, then the purchase, sale and issuance of shares shall be postponed until such action can reasonably be taken. Upon request by the Company, an Employee shall deliver to the Company such information, representations or undertakings as the Company may reasonably request in order to comply with any registration requirements or exemptions therefrom of applicable securities laws. The Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any violation of applicable securities laws.

* * *

TEKELEC

2005 EMPLOYEE STOCK PURCHASE PLAN

FORM OF
SUBSCRIPTION AGREEMENT

Instructions: Please print or type all information except your signature.

Name:

	First	Middle	Last
Address:

Social Security No.: — —

Employee No.: Employment Start Date:

ORIGINAL APPLICATION

1.	I hereby elect to participate in the Tekelec 2005 Employee Stock Purchase Plan (the “Plan”) in accordance with this Subscription Agreement and subject to the terms and conditions of the Plan.

2.	I hereby authorize Tekelec to make regular payroll deductions, at the rate indicated below and in accordance with the terms of the Plan, from the total Compensation (as defined in the Plan) including overtime, bonuses, commissions and other earnings, if any, paid to me during each offering period during which I remain a participant in the Plan:

(circle one)	1% 2% 3% 4% 5% 6% 7% 8% 9%

10% 11% 12% 13% 14% 15% of compensation

3.	I understand that payroll deductions at the indicated rate will continue from offering period to offering period unless I become ineligible to participate in the Plan or I file the Payroll Deduction Authorization Change or Withdrawal portion of this form below.

4.	I understand that the deducted amounts will be applied automatically to the purchase of shares of Tekelec Common Stock at the end of each offering period unless I elect to cancel my option and withdraw from the Plan by filing the Payroll Deduction Authorization Change or Withdrawal portion of this form below.

5.	I hereby acknowledge that I have received and read a copy of Tekelec’s most recent Prospectus describing the terms and provisions of the Plan and understand the information therein and the risks of participating in the Plan.

6.	Shares purchased for me under the Plan should be issued in the name(s) of:

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.	I will promptly (a) notify Tekelec if I have sold, transferred, gifted or otherwise disposed of any shares purchased for me under the Plan at any time within two years after the end of the offering period in which such shares were purchased and (b) provide Tekelec with all requested information regarding such transaction.

9.	In the event of my death before the end of an offering period, I hereby designate as my beneficiary(ies) to receive all payments and shares due me under the Plan:

Name: (Please print)

	First	Middle	Last

Relationship	Address

	City	State	Zip Code

Name: (Please print)

	First	Middle	Last

Relationship	Address

	City	State	Zip Code

Date:

Signature of Employee

ELECTION NOT TO PARTICIPATE

     I hereby acknowledge receipt of a copy of Tekelec’s most recent Prospectus which describes the Tekelec 2005 Employee Stock Purchase Plan and elect not to participate in the Plan. I understand that my decision not to participate in the next offering under the Plan will not affect my eligibility to participate in subsequent offerings under the Plan.

Date:	Signature of Employee

(To be completed by Tekelec)

Date Received:                                                                        Approved by:

TEKELEC

2005 EMPLOYEE STOCK PURCHASE PLAN

FORM OF
PAYROLL DEDUCTION AUTHORIZATION CHANGE OR WITHDRAWAL

     I am now a participant in the Tekelec 2005 Employee Stock Purchase Plan (the “Plan”) and I wish to make the change indicated below (check one):

☐	A.	Change in Payroll Deduction Rate: I hereby authorize the following new rate of payroll deduction, effective as of the first payday of the next Purchase Period (such change must be filed with the Company at least three days prior to the start of the Purchase Period with respect to which it is to be effective):

(circle one)	1% 2% 3% 4% 5% 6% 7% 8% 9%

10% 11% 12% 13% 14% 15% of compensation

☐	B.	Withdrawal from Plan and Immediate Cancellation of Option: I hereby elect to cancel my participation in the Plan effective immediately and to cancel my option to purchase Tekelec Common Stock under the Plan and request that all amounts withheld from me through payroll deductions relating to the canceled option be refunded to me. I understand that cancellation of my option will be effective only if this form is filed with the Company prior to the close of the current Purchase Period. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company at least three business days prior to the start of the Offering Period with respect to which it is to be effective.

☐	C.	Withdrawal from Plan without Cancellation of Option in Current Purchase Period. I hereby elect to cancel my participation in the Plan effective as of the first day of the next Purchase Period. However, I request that my previously authorized payroll deductions continue through the end of the current Purchase Period and that all amounts deducted from my Compensation during the current Purchase Period be applied to the purchase of Tekelec Common Stock pursuant to the Plan. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company at least three business days prior to the start of the Offering Period with respect to which it is to be effective.

Date:	Signature of Employee

Print Name:

(To be completed by Tekelec)

Date Received:                                                                       Approved by:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TEKELEC

2005 Annual Meeting of Shareholders

     The undersigned shareholder of Tekelec, a California corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 8, 2005, and Annual Report to Shareholders for the year ended December 31, 2004, and hereby appoints Frederick M. Lax and Lori A. Craven, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Friday, May 13, 2005, at 9:00 a.m., local time, at the Company’s offices located at 5200 Paramount Parkway, Morrisville, North Carolina 27560, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below:

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

DO NOT FOLD, STAPLE OR MUTILATE

     1. Election of Directors:

☐ FOR ALL nominees listed below (except as marked to the contrary below).

☐ WITHHOLD AUTHORITY to vote for ALL nominees listed below.

☐ EXCEPTIONS

Names of Nominees: Robert V. Adams, Jean-Claude Asscher, Daniel L. Brenner, Mark A. Floyd, Martin A. Kaplan, Frederick M. Lax and Jon F. Rager

(INSTRUCTIONS: To withhold the authority to vote for any individual nominee, mark the box “Exceptions” and write the nominee’s name in the space below.)

EXCEPTIONS:

     2. Approval of 2005 Employee Stock Purchase Plan: To approve the Company’s 2005 Employee Stock Purchase Plan, as described in the Proxy Statement.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

     3. Appointment of Independent Registered Public Accounting Firm: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005, as described in the Proxy Statement.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

     4. Other Business: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated: , 2005

(Signature)

(Signature)

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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